Exhibit 10.17

Lease

This lease (“Lease”) was entered into by and between parties listed below on December 22, 2018 in Xinxiang City:

Lessor: Jinye Zhao

Address: *************************

ID Card No.: *************************

Lessee: Reed (Xinxiang) Road Incorporation Ltd.

Address: Industrial Park, Economic and Technological Development Zone, Xinxiang

Legal Representative: Jinye Zhao

(Lessor or Lessee are referred to as “the party/each party” individually and “parties/both parties” collectively in this Lease.)

In accordance with Contract Law of the People’s Republic of China and related laws and regulations on real estate, both parties, after friendly negotiations, entered into this Lease concerning leasing matters of certain premises on the basis of integrity, mutual benefits, and common development.

Article 1 Lease and Premises

1.1 The Lessor agrees to lease certain premises (see Article 1.2 in this Lease, hereinafter referred to as the “Premises”) to the Lessee within the term of lease as provided in this Lease, and the Lessee agrees to lease the Premises and pay the rent to the Lessor as required by this Lease.

1.2 The Premises under this Lease is located at Room 08, Floor 5, Jingui Building, (Building 3, Jingui Garden) No. 195 Renmin Road, Xinxiang City with a floor area of 123.33 square meters. The owner of the Premises is the Lessor, namely Jinye Zhao. The Lessor has the ownership of the Premises (the property right certificate number of the Premises is FQZ ZI No. 08004888).

Article 2 Use, Decoration and Reconstruction of the Premises

2.1 The use of the Premises under this Lease is for office purposes.

2.2 The Lessor agrees that the Lessee has right to use the Premises under this Lease for such legal purposes as sole proprietorship business, joint venture and cooperation, which shall not be interfered or hampered by the Lessor.

Article 3 Term of Lease

The term of lease (the “Term”) shall be 20 years from January 1, 2019 (“Lease Commencement Date”). The Lessee has priority right to renew the lease.

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Article 4 Rent and Payment

4.1 Rent: The rent shall be RMB200,000 per year. The period from the Lease Commencement Date to the day before the same date as the Lease Commencement Date of the following year (i.e. “corresponding date”, for example, if the Lease Commencement Date is January 1, 2019, the corresponding date shall be December 31, 2019) shall be deemed as the first lease year, and the following lease years shall be calculated in the same manner. Unless otherwise defined, the “year” mentioned in this Lease shall refer to lease year.

4.2 From the Lease Commencement Date, the rent shall be paid within 1 month after commencement of the next lease year.

Article 5 Repair, Maintenance and Property Management

5.1 The Lessor shall be responsible for repair and maintenance of main structures of the Premises and bear all expenses aroused therefrom. However, the Lessee shall be responsible for compensation for damages to main structures of the Premises caused by mistake, fault or negligence of the Lessee.

5.2 Within its asset liability, the Lessor should ensure structure engineering and exterior elevation of the Premises comply with national requirements and standards. If there is any use functional failure, the Lessor should make repairs and recover the normal use function of the Premises according to the following requirements:

(1) Maintenance and repair of civil engineering structures and exterior elevation (such as water leakage of roof, crack of wall and crack of floor);

(2) Major reconstruction of civil engineering should be completed within a reasonable duration according to related national requirements; and

(3) If there is any serious damage to whole or part of the Premises which is not caused by the Lessee and leasd to suspension of whole or part of work of the Lessee or has serious adverse effect on economic benefits of the Lessee, the Lessor should be responsible for the repair within a reasonable time after it occurrence.

5.3 The Lessor shall change any responsible installation engineering of public system, equipment, facility which is beyond its legal usage life.

5.4 After the commencement of this Lease, the Lessee shall be responsible for maintenance of facilities in the Premises, including fire-fighting equipment, water supply equipment, power supply equipment, and air conditioning system, and bear all expenses arouse therefrom.

Article 6 Energy Supply and Energy Usage Fees

6.1 As the owner of the Premises, the Lessor has the obligation to maintain the normal supply of water, electricity and other utilities (except for failure of normal supply of water and electricity caused by the Lessee or force majeure) and shall not suspend or reduce supply of water and/or electricity. If relevant departments of the Chinese government mandates modification, capacity expansion of relevant energy supply equipment, the Lessor shall be responsible for carrying out relevant modification, capacity expansion as required by the government. However, if modification, capacity expansion, or repair for relevant energy supply equipment is required to satisfy the needs of the Lessee, Lessee shall pay for relevant expenses and the Lessor may provide necessary assistance.

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6.2 During the Term, the Lessee shall pay the energy usage fees according to the standards approved or confirmed by relevant government authorities on pricing and the numbers displayed in energy measurement devices. The Lessee shall bear related fines for overdue payment of energy usage fees required by energy supply companies.

Article 7 Breach of Lease by the Lessor

7.1 During the Term, if there is any accident due to quality problems of main structures of the Premises which causes damages to the Lessee or a third party or affects normal business activities of the Lessee, the Lessor shall be fully liable.

7.2 During the Term, if there is any loss to the Lessee or a third party or any influence on normal business operations of the Lessee due to breach of this Lease by the Lessor, the Lessor should be fully liable.

Article 8 Breach of Lease by the Lessee

8.1 The Lessee shall bear the responsibilities of compensation for damages to the Premises due to inappropriate usage.

8.2 During the Term, if there is any damage to the Lessor or the Premises due to breach of this Lease by the Lessee, the Lessee shall be fully liable.

Article 9 Commencement of Lease

9.1 This Lease shall be entered into and become effective after it is signed and sealed by both parties.

9.2 This Lease shall supersede all existing contracts, agreements, summary of conversations, memorandums and other documents entered regarding the lease or usage of the Premises. The aforesaid documents shall be invalid after the commencement of this Lease.

Article 10 Modification and Termination of Lease

10.1 This Lease may be modified or terminated after negotiations between both parties.

10.2 If there is any force majeure condition which causes the failure of performance of whole or part of this Lease, this Lease may be modified or terminated. Force majeure refers to unforeseen, unavoidable, and insuperable objective facts.

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Article 11 Matters After Expiration of Term of Lease

11.1 After the expiration of the Term, the Lessee shall return the Premises to the Lessor and the Premises shall be clean, tidy and in a standard good conditions for lease.

11.2 The ownership of decorations, equipment and other appendages and attachments invested by the Lessee during the Term in the Premises for its business operation function shall belong to the Lessee. After the expiration of the Term, the Lessee may dismantle and dispose them freely, but the Lessor has a priority right to purchase them.

Article 12 Dispute Resolutions

Any dispute caused by performing this Lease shall be settled through negotiations between both parties. If negotiations fail to work, either party may initial legal proceedings in the people’s court with jurisdiction in the place where the Premises is located.

Article 13 Originals

This Lease is made in quadruplication and each party keeps two originals.

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(The remainder of this page has no body content and is only for signature of House Leasing Contract)

Lessor: Jinye Zhao
(signature)

Lessee: Reed (Xinxiang) Road Incorporation Ltd. (seal)

Legal representative or entrusted agent:

(signature)

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